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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 49 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 22, 1994, relating to the statements of changes in net assets and the financial highlights for the periods indicated of The Asset Preservation Fund, The Government Income Fund, The California Tax-Exempt Fund (formerly The California Tax-Free Fund), The California Short-Term Tax-Exempt Fund (formerly The Short Term California Tax-Free Fund), The Equity Value Fund, The Balanced Fund, The Government Money Market Fund and The Money Market Fund, separately managed portfolios of Pacifica Funds Trust appearing in the September 30, 1995 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute parts of this Registration Statement.

PRICE WATERHOUSE LLP
New York, New York
January 29, 1996
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information for the Investor Shares and for the Service and Institutional Shares of the Pacifica Prime Money Market Fund and Pacifica Treasury Money Market Fund (the "Statements of Additional Information") constituting parts of this Post-Effective Amendment No. 49 to the registration statement on Form N-1A (the "Registration Statement") of Pacifica Funds Trust of our report dated May 4, 1994 relating to the statements of changes in net assets for the year ended March 31, 1994 for the Pacific American Fund which are incorporated by reference from the September 30, 1995 Annual Report to Shareholders of the Pacifica Prime Money Market Fund and the Pacifica Treasury Money Market Fund and to the financial highlights for each of the four years in the period ended March 31, 1994 for the Pacific American Fund which appear in the Prospectuses for the Investor Shares, the Institutional Shares and the Service Shares of the Pacifica Prime Money Market Fund and Pacifica Treasury Money Market Fund which constitute parts of this Registration Statement and to the incorporation by reference of our report into such Prospectuses. We also consent to the reference to us under the heading "Custodian, Transfer Agent, Counsel, and Independent Auditors" in the Statements of Additional Information.

PRICE WATERHOUSE LLP
Los Angeles, California
January 29, 1996